Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Soligenix, Inc. on Form S-8 to be filed on or about June 20, 2014 of our report dated March 26, 2014, on our audits of the consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013, which report was included in the Annual Report on Form 10-K filed March 26, 2014.

/s/ EisnerAmper LLP

Jenkintown, Pennsylvania
June 20, 2014